ARTICLES OF AMENDMENT

FIRST:        Summit Mutual Funds, Inc. (the "Corporation") is a Maryland corporation whose mailing address is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814.

SECOND:    The Corporation is registered as an open-end company under the Investment Company Act of 1940.

THIRD:    In accordance with Section 2-605(a) of the Corporations and Associations Article of the Laws of the State of Maryland, the Corporation does hereby change the name of the Corporation and its series as shown below, effective April 30, 2010 at 4:01 pm:

Old Corporate Name: Summit Mutual Funds, Inc.

New Corporate Name: Calvert Variable Products, Inc.

Old Series Name	New Series Name
Zenith Portfolio	Calvert VP SRI Large Cap Value Portfolio
S&P 500 Index Portfolio	Calvert VP S&P 500 Index Portfolio
S&P MidCap 400 Index Portfolio Class I	Calvert VP S&P MidCap 400 Index Portfolio
S&P MidCap 400 Index Portfolio Class F	Calvert VP S&P MidCap 400 Index Portfolio (Class F)
Balanced Index Portfolio	Calvert VP Balanced Index Portfolio
Barclays Capital Aggregate Bond Index Portfolio	Calvert VP Barclays Capital Aggregate Bond Index Portfolio
Russell 2000 Small Cap Index Portfolio Class I	Calvert VP Russell 2000 Small Cap Index Portfolio
Russell 2000 Small Cap Index Portfolio Class F	Calvert VP Russell 2000 Small Cap Index Portfolio (Class F)
Nasdaq-100 Index Portfolio	Calvert VP Nasdaq 100 Index Portfolio
EAFE International Index Portfolio Class I	Calvert VP EAFE International Index Portfolio
EAFE International Index Portfolio Class F	Calvert VP EAFE International Index Portfolio (Class F)
Inflation Protected Plus Portfolio	Calvert VP Inflation Protected Plus Portfolio
Lifestyle ETF Market Strategy Target Portfolio	Calvert VP Lifestyle Moderate Portfolio
Lifestyle ETF Market Strategy Conservative Portfolio	Calvert VP Lifestyle Conservative Portfolio
Lifestyle ETF Market Strategy Aggressive Portfolio	Calvert VP Lifestyle Aggressive Portfolio
Natural Resources ETF Portfolio	Calvert VP Natural Resources Portfolio

FOURTH:    A majority of the entire Board of Directors expressly approved the amendment to change the corporate and series names above.

FIFTH:    This amendment is limited to a change expressly permitted to be made without action by the stockholders, under Section 2-605 of the Corporations and Associations Article of the Laws of the State of Maryland.

IN WITNESS WHEREOF, Summit Mutual Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board of Directors on this 16th day of April, 2010. Under penalties of perjury, the matters and facts set forth herein are true in all material respects and constitute a corporate act.

SUMMIT MUTUAL FUNDS, INC.

Acknowledgment:     /s/ Barbara J. Krumsiek
Barbara J. Krumsiek
Chairperson of the Board of Directors

Attest:     /s/ William M. Tartikoff
William M. Tartikoff, Esq.
Secretary